UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-70663	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway,
Edison, New Jersey
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)  (1) and (3) On January 31, 2007, the Board of Directors (the “Board”) of Majesco Entertainment Company (the “Company”) appointed Gui Karyo to serve as the Company’s Executive Vice President, Operations and entered into an employment agreement, dated January 31, 2007, with Mr. Karyo (the "Agreement").  Under the Agreement, Mr. Karyo is entitled to a base salary of $250,000 per calendar year and, at the discretion of the Board and based on meeting certain corporate and personal goals,  is eligible to receive an annual cash bonus of up to 50% of his base salary.  The Agreement also provides that Mr. Karyo may participate in the Company’s Long Term Incentive Plan.  The Company also awarded Mr. Karyo 300,000 shares of restricted stock which restrictions lapse as to 100,000 share increments on each of January 31, 2008, January 31, 2009 and January 31, 2010.

Further, under the Agreement, in the event that Mr. Karyo’s employment is terminated without cause , or due to disability or resignation for good reason, the Company shall continue to pay Mr. Karyo’s base salary then in effect for twelve (12) months following the date of termination on a regular payroll basis (the “Severance Payment”).  In addition, in the event that his employment is terminated without cause, or due to his resignation for good reason, and such event occurs within twelve (12) months following a change of control of the Company, then he shall be entitled to receive the Severance Payment in a single lump sum in lieu of the payroll basis described above. In the event of a termination without cause, or resignation for good reason, all restrictions on the restricted stock shall lapse as of the date of termination.

This description of the employment agreement is qualified by reference to the provisions of the Agreement attached to this report as Exhibit 99.1.

(c) (2) From August 2000 to September 2004, Mr. Karyo worked at Marvel Entertainment, Inc. (“Marvel”), most recently serving as Marvel’s President of Publishing, Executive Vice President of Operations and Chief Information Officer. Prior to Marvel, Mr. Karyo served as Chief Technology and Chief Operating Officer for Lyrrus, Inc., a technology start-up that produced electronic hardware and software products for computer-based music education. Since September 2004, Mr. Karyo has acted as a freelance consultant for various companies in the digital media, technology and entertainment industries.

There are no arrangements or understandings between Mr. Karyo and any other person pursuant to which Mr. Karyo was appointed as an officer.  There are no transactions to which the Company is a party and in which Mr. Karyo has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Karyo has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company that is required to be disclosed under Item 401(d) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
	Exhibit No.	Description

	Exhibit 99.1	Employment Agreement between the Company and Gui Karyo, dated January 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: February 6, 2007
/s/ Jesse Sutton
Interim Chief Executive Officer